EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We consent to the incorporation by reference in the registration statement of T Bancshares, Inc. on Form S-8 of our report dated March 31, 2014, on our audits of the consolidated financial statements of T Bancshares, Inc., as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/BKD, LLP

Houston, TX
March 31, 2014